Exhibit 10.37

THE SHYFT GROUP, INC.

RESTRICTED STOCK AGREEMENT

(Employees)

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of December 31, 2024 (the “Grant Date”), by and between The Shyft Group, Inc., a Michigan corporation (the “Company”) and #ParticipantName+C# (the “Grantee”).

Background

A.	The Company has adopted the The Shyft Group, Inc. Stock Incentive Plan, amended and restated as of May 17, 2023 (the “Plan”) pursuant to which awards of Restricted Stock may be granted.

B.	The Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for in this Agreement.

Agreement

Therefore, the parties, intending to be legally bound, agree as follows:

1.             Grant of Restricted Stock. Pursuant to the Plan, the Company hereby issues to the Grantee on the Grant Date an Incentive Award of Restricted Stock consisting of, in the aggregate, #QuantityGranted# shares of Common Stock (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined in this Agreement have the meanings assigned to them in the Plan.

2.             Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.

3.             Restricted Period; Vesting. #GrantCustom1# shares of the Restricted Stock granted hereby shall be vested on the Grant Date and used to satisfy payroll tax obligations. Except as otherwise provided in this Agreement, provided there is no termination of Grantee’s employment (as determined in accordance with Section 7.2 of the Plan) as of the applicable vesting date, the other #GrantCustom2# shares of Restricted Stock granted hereby will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock
March 31, 2026	1/3 (1/3 cumulative)
March 31, 2027	1/3 (2/3 cumulative)
March 31, 2028	1/3 (100% cumulative)

Any shares of Restricted Stock that have not satisfied the requirements to become vested as of any date shall be referred to herein as the “Unvested Restricted Stock.” The period over which the Unvested Restricted Stock vests is referred to herein as the “Restricted Period.”

4.             Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, neither the Unvested Restricted Stock nor the rights relating to the Unvested Restricted Stock may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such Unvested Restricted Stock subject to all of the terms and conditions that were applicable to the Grantee immediately prior to such transfer. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Unvested Restricted Stock or the rights relating to the Unvested Restricted Stock during the Restricted Period shall be wholly ineffective.

5.             Termination of Employment.

(a)         Except as otherwise expressly provided in this Agreement or the The Shyft Group, Inc. Executive Severance Plan, if the Grantee’s employment terminates for any reason at any time before all of his or her Unvested Restricted Stock has vested, the Grantee’s unvested shares of Unvested Restricted Stock shall be automatically forfeited upon such termination of employment, and neither the Company nor any Subsidiary shall have any further obligations to the Grantee under this Agreement. For purposes of this Section 5, termination of employment shall be determined in accordance with Section 7.2 of the Plan.

(b)         Notwithstanding Section 5(a) above, if the Grantee’s employment terminates during the Restricted Period as a result of the Grantee’s death or Disability, all of the Restricted Stock subject to a Restricted Period shall immediately become vested in full.

(c)          Notwithstanding Section 5(a) above, if the Grantee’s employment terminates during the Restricted Period as a result of the Grantee’s Qualified Retirement (defined below) that occurs at least twelve months after the Vesting Commencement Date, then any Unvested Restricted Stock will continue to vest in accordance with Section 3 as if the Grantee’s employment had not terminated. A “Qualified Retirement” shall mean the voluntary retirement by a Grantee who is at least age 62 and who has been employed by the Company or a Subsidiary for a continuous period of 5 years as of the date of retirement.

6.             Effect of a Change in Control. The provisions of Section 9 of the Plan shall apply if there is a Change in Control during the Restricted Period.

7.             Rights as Shareholder; Dividends.

(a)         The Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions payable during a Restricted Period shall be withheld by the Company and shall subject to the same forfeiture restrictions and restrictions on transferability as the shares of Unvested Restricted Stock with respect to which they were paid, with such dividends or distributions being paid to the Grantee at the time that the corresponding shares of Unvested Restricted Stock vests.

(b)         The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Unvested Restricted Stock vests.

(c)         If the Grantee forfeits any shares of Unvested Restricted Stock in accordance with Section 5, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Unvested Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

8.             No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant, or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment at any time, with or without cause.

9.             Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by Section 4.3 of the Plan.

10.             Restrictive Covenants Regarding Competitive Activity. The following terms and conditions of this Section 10 of this Agreement shall apply to Grantee unless Grantee is employed and/or resides in California or the Company determines that the non-application of such terms and conditions is necessary or advisable in order to comply with applicable law:

(a)         The Grantee hereby acknowledges and agrees that in the performance of the Grantee’s duties to the Company, the Grantee will be brought into frequent contact with existing and potential customers of the Company. The Grantee also agrees that trade secrets and confidential information of the Company gained by the Grantee during the Grantee’s association with the Company have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company. The Company will also provide the Grantee with specialized training to enhance job performance. The Grantee further understands and agrees that the foregoing makes it necessary for the protection of the Company’s Business (as defined in paragraph (d) below) that the Grantee not compete with the Company during the period of the Grantee’s employment with the Company and not compete with the Company for a reasonable period thereafter, as further provided in the following paragraphs.

(b)         During the Grantee’s employment with the Company, the Grantee will not compete with the Company’s Business anywhere in the world. In accordance with this restriction, but without limiting its terms, during the Grantee’s employment with the Company, the Grantee will not (i) enter into or engage in any business which competes with the Company’s Business; (ii) solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with, the Company’s Business; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of the Company or attempt to do so; or (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business.

(c)         For a period of one year following the termination of the Grantee’s employment for any reason, the Grantee will not: (i) enter into or engage in any business which competes with the Company’s Business within the Restricted Territory (as defined in paragraph (d)); (ii) solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s Business within the Restricted Territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business within the Restricted Territory; or (v) employ or solicit, or receive or accept the performance of services by, any then-current employee of the Company or any former employee of the Company  who was employed at any time within the 12-month period immediately prior to such employment, solicitation, receipt or acceptance, except in connection with general, nontargeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing.

(d)         For the purposes of paragraphs (b) and (c) above, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding stock. For the purposes of this Section 10 of the Agreement, the Company shall include any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which the Grantee worked or had responsibility at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination. For the purposes of this Agreement, the “Company’s Business” means (i) the manufacturing, assembly, sales, marketing, distribution, sourcing, servicing of, and engineering and design of (A) fleet vehicles for the commercial vehicle market, including, but not limited to, truck bodies, walk-in vans, cargo van upfits, customized fleets, and vocation specific uplifts, (B) custom chassis for Class A diesel luxury motor coaches, and (C) light duty trucks and specialty vehicles for the commercial and defense markets, plus (ii) any and all manufacturing, assembly, sales, marketing, distribution, sourcing, servicing of, and engineering and design of products or services: (A) of a substantially similar nature to those described above, or (B) that are any way within or related to the existing or contemplated scope of the Company’s then current business. For the purposes of this Agreement, the “Restricted Territory” shall mean: (i) the geographic area(s) within a 50 mile radius of any and all Company location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination, (ii) if in addition, the United States of America, and (iii) all of the specific customer accounts, whether within or outside of the geographic areas described in (i) and (ii) of this sentence, with which the Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination.

(e)         If it shall be judicially determined that the Grantee has violated any of the Grantee’s applicable obligations under Section 10 of this Agreement, then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred. During the Grantee’s employment with the Company and for one year thereafter, the Grantee will communicate the contents of Section 10 of this Agreement to any person, firm, association, partnership, corporation or other entity that the Grantee intends to be employed by, associated with, or represent. The Grantee acknowledges and agrees that the remedy at law available to the Company for breach of any of the Grantee’s obligations under Section 10 of this Agreement would be inadequate. The Grantee therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in paragraphs (b) and (c) above, without the necessity of proof of actual damage.

(f)         The Grantee acknowledges that the Grantee’s obligations under this Agreement are reasonable in the context of the nature of the Company’s Business and the competitive injuries likely to be sustained by the Company if the Grantee were to violate such obligations and that these obligations do not place an undue burden on the Grantee. It is the desire and intent of the parties hereto that the provisions of Section 10 of this Agreement shall be enforced to the fullest extent legally permissible. Accordingly, if any particular provision(s) of Section 10 of this Agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in Section 10 of this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of Section 10 of this Agreement shall remain in full force and effect. The Grantee further acknowledges that the terms of Section 10 of this Agreement are agreed to in consideration of, and are adequately supported by consideration in the form of the RSUs covered by this Agreement, the agreement of the Company to perform its obligations under this Agreement and by other consideration, including the Grantee’s continued employment with the Company, which the Grantee acknowledges collectively constitutes good, valuable and sufficient consideration.

11.             Section 83(b) Election. The Grantee shall make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Such election shall be made within 30 days after the Grant Date and the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. Such Section 83(b) Election shall be consistent with IRS Form 15620.

12.             Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13.             Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Unvested Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws, or any stock exchange on which the shares of Common Stock are then listed or quoted.

14.             Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

15.             Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Michigan without regard to conflict of law principles.

16.             Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

17.             Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated in this Agreement by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.             Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators, and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

19.             Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

20.             Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Incentive Awards in the future. Future Incentive Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

21.             No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

22.             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.             Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Restricted Stock Agreement as of the Grant Date.

COMPANY:	GRANTEE:
The Shyft Group, Inc.

#GrantCustom3# #GrantCustom4#	#ParticipantName#

By: #GrantCustom3# #GrantCustom4#
Its: #GrantCustom5#

By clicking accept in the online Fidelity stock administration system, you accept the terms of the grant as outlined in this agreement.